As filed with the Securities and Exchange Commission on April 12, 2006
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

QUIKSILVER, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0199426
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
15202 Graham Street
Huntington Beach, California 92649
(Address of principal executive offices) (Zip Code)

QUIKSILVER, INC. 2000 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
QUIKSILVER, INC. 2006 RESTRICTED STOCK PLAN
(Full title of the Plans)

Charles S. Exon
Secretary and General Counsel
Quiksilver, Inc.
15202 Graham Street
Huntington Beach, California 92649
(Name and address of agent for service)
(714) 889-2200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to be	Maximum Offering	Maximum Aggregate		Amount of
Title of Securities to be Registered	Registered(1)	Price per Share	Offering Price		Registration Fee
2000 Stock Incentive Plan
Common Stock, $0.01 par value	1,000,000 shares	$14.065 (2)	$14,065,000	(2)	$1,505
2006 Restricted Stock Plan
Common Stock, $0.01 par value	1,000,000 shares	$14.065 (2)	$14,065,000	(2)	$1,505
Total	2,000,000 shares		$28,130,000	(2)	$3,010

(1)	This Registration Statement also covers any additional shares of Common Stock which become issuable under the 2000 Stock Incentive Plan and 2006 Restricted Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant’s Common Stock on April 6, 2006, as reported by the New York Stock Exchange.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
     Quiksilver, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005 filed with the Commission on January 17, 2006;

(b)	The Registrant’s Proxy Statement dated February 24, 2006 filed with the Commission on February 24, 2006;

(c)	The Registrant’s Current Report on Form 8-K filed with the Commission on November 29, 2005;

(d)	The Registrant’s Current Report on Form 8-K filed with the Commission on December 16, 2005;

(e)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 30, 2006;

(f)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 9, 2006;

(g)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2006;

(h)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2006 filed with the Commission on March 13, 2006;

(i)	The Registrant’s Registration Statement on Form 8-A12B filed with the Commission on June 15, 1998, in which are described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.
     All reports and definitive proxy or information statements subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“1934 Act”) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not Applicable.

Item 5. Interests of Named Experts and Counsel
     Not Applicable.
Item 6. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.
     Article III, Section 13 of the Amended and Restated Bylaws of the Registrant provides that the Registrant shall indemnify its directors, executive officers and agents to the fullest extent permitted by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant’s request as a director or officer of another corporation) may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article Fifth of the Registrant’s Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.
     The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements generally require the Registrant to indemnify its executive officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by the executive officer or director in connection with any proceeding arising by reason of the fact that such person is or was an executive officer or director of the Registrant. The indemnification agreements also require the Registrant to advance litigation expenses provided that the executive officer or director undertakes to repay the amounts if it is ultimately determined that the executive officer or director is not entitled to indemnification for the expenses. The indemnification agreements also establish a conclusive presumption that the director or executive officer has met the applicable standard of conduct required for indemnification unless a majority of the disinterested members of the board of directors, a majority of the stockholders or independent legal counsel in a written opinion determine that the applicable standard has not been met. Partial indemnification is explicitly provided for in the indemnification agreements in the event that a director or officer is not entitled to full indemnification under the terms of the indemnification agreements or under applicable law.
     The Registrant has purchased directors’ and officers’ liability insurance. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed
     Not Applicable.
Item 8. Exhibits

Exhibit Number	Exhibit
4.1	Quiksilver, Inc. Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended October 31, 2004).

4.2	Quiksilver, Inc. Certificate of Amendment of Restated Certificate of Incorporation of Quiksilver, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005).

4.3	Quiksilver, Inc. Bylaws, as amended (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003).

5.1	Opinion and Consent of Hewitt & O’Neil LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Hewitt & O’Neil LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

99.1	2000 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed March 28, 2006).

99.2	2006 Restricted Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed March 28, 2006).
Item 9. Undertakings
     A. The undersigned Registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference herein.

     (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California on this 12th day of April, 2006.

QUIKSILVER, INC.
By:	/s/ Charles S. Exon
Charles S. Exon
Executive Vice President, Business & Legal Affairs, Secretary and General Counsel

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
     That the undersigned officers and directors of Quiksilver, Inc., a Delaware corporation, do hereby constitute and appoint Charles S. Exon and Steven L. Brink and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. McKnight, Jr. Robert B. McKnight, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 12, 2006
/s/ Steven L. Brink Steven L. Brink	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 12, 2006
/s/ Douglas K. Ammerman Douglas K. Ammerman	Director	April 12, 2006

Signature	Title	Date
/s/ William M. Barnum William M. Barnum	Director	April 12, 2006
/s/ Laurent Boix-Vives Laurent Boix-Vives	Director	April 12, 2006
/s/ Charles E. Crowe Charles E. Crowe	Director	April 12, 2006
/s/ Charles S. Exon Charles S. Exon	Executive Vice President, Business & Legal Affairs, Secretary and General Counsel	April 12, 2006
Michael H. Gray	Director	April 12, 2006
/s/ Timothy M. Harmon Timothy M. Harmon	Director	April 12, 2006
/s/ Bernard Mariette Bernard Mariette	President and Director	April 12, 2006
/s/ Franck Riboud Franck Riboud	Director	April 12, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Quiksilver, Inc. Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended October 31, 2004).

4.2	Quiksilver, Inc. Certificate of Amendment of Restated Certificate of Incorporation of Quiksilver, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2005).

4.3	Quiksilver, Inc. Bylaws, as amended (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003).

5.1	Opinion and Consent of Hewitt & O’Neil LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Hewitt & O’Neil LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

99.1	2000 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed March 28, 2006).

99.2	2006 Restricted Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed March 28, 2006).